Exhibit 10.1

AMENDMENT NO. 3

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment No. 3”) is entered into as of May 19, 2010, by and among ROCKY BRANDS, INC., a corporation organized and existing under the laws of the State of Ohio (“Parent”), LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, ROCKY BRANDS WHOLESALE LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH OUTFITTERS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (and formerly known as Rocky Brands Retail LLC), ROCKY BRANDS INTERNATIONAL, LLC, a limited liability company organized and existing under the laws of the State of Ohio (the foregoing entities, jointly and severally, as the context requires, “Borrower” or “Borrowers”), the financial institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (each individually a “Lender” and collectively, “Lenders”), GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (in its individual capacity, “GMAC CF”), as administrative agent and sole lead arranger for the Lenders (in such capacities, the “Agent”) and BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and CHARTER ONE BANK, N.A., as documentation agent (in such capacity, the “Documentation Agent”).

BACKGROUND

Borrowers, Lenders, Agent, Syndication Agent and Documentation Agent are parties to an Amended and Restated Loan and Security Agreement, dated as of May 25, 2007 (as amended by Joinder and Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of November 12, 2008, by Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of March 31, 2009, and as same my hereafter be further amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have informed Agent and Lenders of their desire to prepay all or a portion of the outstanding Second Priority Senior Secured Notes within the period commencing on the date hereof and continuing through December 31, 2010 (the “Prepayment Period”).  In addition to provisions under the existing Loan Agreement that authorize the prepayment of all or any portion of the Second Priority Senior Secured Notes, Borrowers have requested Agent and Lenders to permit Borrowers, at any time during the Prepayment Period, to utilize up to $15,225,000 in additional Loans, to be used to prepay a portion of the Second Priority Senior Secured Notes.  Agent and Lenders have agreed to make certain amendments to the Loan Agreement so as to permit Loans to be used for such prepayment on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)           Section 1.1 is amended by adding the following defined term in its appropriate alphabetical order:

“’Amendment No. 3 Effective Date’ shall mean May 19, 2010.”

(b)           Section 2.4(E) is amended by restating the proviso appearing in the first sentence thereof as follows:

“provided, however, that the application of any proceeds from the issuance of securities described in Section 2.4(B)(3) may be utilized by Borrower, within a forty-five (45) day period commencing on the date of receipt of such proceeds, to repay or prepay, in whole or in part, the Second Priority Senior Secured Notes, with any excess not utilized during such period to repay or prepay the Second Priority Senior Secured Notes applied to reduce the outstanding balance of the Revolving Loans, but not as a permanent reduction of the Revolving Loan Commitment”

(c)           The first sentence of Section 4.1(M) shall be amended and restated as follows:

“The Loan Parties will use the proceeds from the Loans to provide for the ongoing working capital and general corporate requirements of the Loan Parties; and to prepay all or a portion of the Second Priority Senior Secured Notes in accordance with the provisions of Section 5.2(R).”

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(d)           Section 5.2(R) shall be amended and restated as follows:

“(R)         Changes Relating to Note Purchase Documents; Prepayments.  The Loan Parties shall not change or amend the terms of the Note Purchase Agreement, or any Second Priority Senior Secured Note, if such amendment shall not be permitted in accordance with the terms of the Intercreditor Agreement, as amended from time to time, nor shall Loan Parties make any prepayments in any Fiscal Year in respect of any Second Priority Senior Secured Notes except (i) as contemplated in Section 2.4(E) and (ii) on and after the Amendment No. 3 Effective Date and continuing through December 31, 2010, the Loan Parties may also use up to $15,225,000 of the proceeds from the Loans (in the aggregate during such period) to prepay all or a portion of the then remaining Second Priority Senior Secured Notes if (I) Parent shall have delivered to Agent (w) the monthly financial statements (pursuant to Section 5.1(E)(3)) for April 2010, (x) the monthly financial statements for the latest month with respect to which monthly financial statements are then required to have been delivered pursuant to Section 5.1(E)(3), if other than April 2010, (y) the Borrowing Base Certificate (pursuant to Section 5.1(E)(7)) as of the end of April 2010 and (z) the Borrowing Base Certificate for the latest month with respect to which a Borrowing Base Certificate is then required to have been delivered pursuant to Section 5.1(E)(7), if other than April 2010, (II) Undrawn Availability as of the last day of the month then most recently ended shall not have been less than 90% of the Undrawn Availability projected as of such date in the projections delivered to Agent pursuant to Section 5.1(E)(5), and (III) after giving effect to each such prepayment (x) Undrawn Availability is not less than $14,000,000, and (y) no Default or Event of Default shall have occurred which is then continuing.”

(e)           Section 5.3(C) shall be amended and restated as follows:

“(C)        Undrawn Availability. At all times Undrawn Availability shall not be less than $4,000,000.”

3.           Conditions of Effectiveness.  This Amendment No. 3 shall become effective upon Agent’s receipt of:

(a)           This Amendment No. 3, duly executed by Borrowers, Agent and all Lenders;

(b)           Payment of an amendment fee in the amount of $150,000 for the ratable benefit of all Lenders, which fee shall be fully earned and non-refundable on the date this Amendment No. 3 is executed by all parties hereto; and

(c)           such other certificates, instruments, documents and agreements as may reasonably be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

4.           Representations and Warranties.  Each of the Borrowers hereby represents, warrants and covenants as follows:

(a)           This Amendment No. 3, the Loan Agreement and the other Loan Documents are and shall continue to be legal, valid and binding obligations of each of the Borrowers, respectively, and are enforceable against each Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)           Upon the effectiveness of this Amendment No. 3, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the other Loan Documents and agree that all such covenants, representations and warranties shall be deemed to have been remade and are true and correct in all material respects as of the effective date of this Amendment No. 3, except to the extent that any representation or warranty expressly relates to an earlier date, after giving effect to this Amendment No. 3.

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(c)           Each Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Amendment No. 3  and to perform its obligations hereunder.  This Amendment No. 3 has been duly executed and delivered by each Borrower.

(d)           Each Borrower has no defense, counterclaim or offset with respect to any of the Loan Documents.

(e)           The Loan Documents are in full force and effect, and are hereby ratified and confirmed.

(f)           Agent and Lenders have and will continue to have a valid first priority lien and security interest in all Collateral except for liens permitted by the Loan Agreement, and each Borrower expressly reaffirms all guarantees, security interests and liens granted to Agent and Lenders pursuant to the Loan Documents.

(g)           No Defaults or Events of Default are in existence.

5.           Effect of Agreement.

(a)           Except as specifically modified herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of Amendment No. 3  shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.           Governing Law.  This Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7.           Headings.  Section headings in this Amendment No. 3 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose.

8.           Counterparts; Facsimile.  This Amendment No. 3 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other electronic transmission (including in “pdf” format) shall be deemed to be an original signature hereto.

[signature pages follow]

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IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the day and year first written above.

ROCKY BRANDS, INC.
LIFESTYLE FOOTWEAR, INC.
ROCKY BRANDS WHOLESALE LLC
LEHIGH OUTFITTERS, LLC
ROCKY BRANDS INTERNATIONAL, LLC

By:	/s/ James E. McDonald
Name:	James E. McDonald
Title:	Executive VP and Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC, as Agent and as Lender

By:	/s/ Thomas Brent
Name:	Thomas Brent
Title:	Director

BANK OF AMERICA, N.A. , as Lender

By:	/s/ John D. Whetstone
Name:	John D. Whetstone
Title:	Vice President

CHARTER ONE BANK, NA, as Lender

By:	/s/ James G. Zamborsky
Name:	James G. Zamborsky
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Eric L. Moore
Name:	Eric L. Moore
Title:	Vice President

COMERICA BANK, as Lender

By:	/s/ David R. Alexander
Name:	David R. Alexander
Title:	Vice President